SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 16, 2008 (January 16, 2008)
Date of Report (Date of earliest event reported)
Hayes Lemmerz International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15300 Centennial Drive, Northville, Michigan 48167
(Address of principal executive offices)          (Zip Code)
(734) 737-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.
On January 16, 2008, Hayes Lemmerz International, Inc. (the “Company”) issued a press release announcing that it will present at the 2008 Auto Analysts of New York Conference to be held in Dearborn, Michigan on January 16, 2008 and re-affirming its previous earnings guidance for fiscal 2007. The press release and the text of the slide presentation to be used by the Company in connection with the presentation are attached as Exhibits 99.1 and 99.2, respectively. The press release and slide presentation include certain non-GAAP financial measures.  For a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures, please refer to pages 34 and 35 of Exhibit 99.2.
The information contained in this report and in Exhibits 99.1 and 99.2 are not filed for purposes of the Securities Exchange Act of 1934 and are not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
The information contained herein is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as it believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.
ITEM 7.01. Regulation FD Disclosure.
See Item 2.02 above.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly aused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: January 16, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Issued by Hayes Lemmerz International, Inc. on January 16, 2008.

99.2	Text of Slide Presentation of Hayes Lemmerz International, Inc. used in connection with the Company’s presentation to investors on January 16, 2008.